UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2011
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction
of incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (I.R.S. Employer Identification No.)

5320 Legacy Drive Plano, Texas (Address of principal executive offices)	75024 (Zip code)
Registrant’s telephone number, including area code: (972) 673-2000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD Disclosure
     Item 7.01. Regulation FD Disclosure
As announced by Elk Petroleum Ltd (ASX: ELK) (“Elk”) on May 9, 2011 in Australia, Denbury Onshore LLC has signed an agreement with a subsidiary of Elk to acquire a 65% working interest in Grieve Field, a planned CO2 EOR Project located in Natrona County, Wyoming. Denbury will serve as operator and invest the first $28.5 million of capital and operating costs in Phase 1. In Phase 2, Denbury may fund, at Elk’s option, Elk’s 35% share of the next $34.3 million of capital and operating costs, with Denbury recouping its Phase 2 expenditures (plus interest) out of Elk’s 35% working interest share of production from the project. Elk has the right, at its discretion, to elect to fund its share of Phase 2 expenditures. All future costs beyond Phase 2 will be borne by the each company in proportion to its respective working interests.
Denbury will own and construct the CO2 recycling facility and the necessary 3-mile pipeline to deliver CO2 from an existing CO2 pipeline to the Grieve Field. Upon completion of the construction of the pipeline and CO2 recycling facility, Denbury will charge Grieve Field a monthly lease fee and all routine operating costs associated with the pipeline and recycling facility for the life of the project. Denbury estimates that the Grieve CO2 EOR project has potential for recovery of approximately 12 million barrels (“MMBbls”) of gross oil, or 6.4 MMBbls net to Denbury’s net revenue interest. In the event the project recovers greater than 12 MMBbls of oil, gross, Denbury will assign Elk an additional 1.3% of net revenue interest in the project.
Denbury expects to close the transaction within 30 days following customary due diligence, finalization of the necessary lease agreements associated with the pipeline, and recycling facility and customary consents and approvals for transactions of this nature.
Cautionary Statements Concerning Forward-Looking Information
The statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements, as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. Such forward-looking statements may be or may concern, among other things, estimates of potential recoverable reserves, development activities, and the ability to obtain and transport CO2. Such forward-looking statements generally are accompanied by words such as “estimate,” “expect,” or other words that convey the uncertainty of future events or outcomes. Such forward-looking statements are subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions, and the timing of such actions. As a consequence, future results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: May 9, 2011	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President & Chief Accounting Officer